As filed with the Securities and Exchange Commission on January 10, 2001
                                                   Registration No.  333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                SYSCO CORPORATION
             (Exact name of registrant as specified in its charter)
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                DELAWARE                                   5140                                 74-1648137
    (State or other jurisdiction of            (Primary Standard Industrial        (I.R.S. Employer Identification No.)
     incorporation or organization)            Classification Code Number)
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                              1390 Enclave Parkway
                            Houston, Texas 77077-2099
                                 (281) 584-1390
                     (Address, including zip code, telephone
                         number, including area code, of
                        registrant's principal executive
                                    offices)

                               MICHAEL C. NICHOLS
             Vice President, General Counsel and Assistant Secretary
                              1390 Enclave Parkway
                            Houston, Texas 77077-2099
                                 (281) 584-1390
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

                           B. Joseph Alley, Jr., Esq.
                          Arnall Golden & Gregory, LLP
                            2800 One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3450
                                 (404) 873-8500


         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ X ] 333-30050
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]



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                                                 Calculation of Registration Fee
---------------------------- -------------------- ----------------------- ----------------------- ----------------------------
                                                     Proposed Maximum        Proposed Maximum
 Title of Securities to be      Amount to be          Offering Price        Aggregate Offering      Amount of Registration
        Registered             Registered (1)           Per Share                Price(2)                   Fee(2)
---------------------------- -------------------- ----------------------- ----------------------- ----------------------------
Common Stock $1.00 par            1,100,000
value per share                    Shares                  N/A                  $5,490,772.33               $1,372.70
---------------------------- -------------------- ----------------------- ----------------------- ----------------------------
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     (1) This  registration  statement  covers  shares to be offered by SYSCO in connection with a merger transaction.

     (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) promulgated under the Securities Act of 1933, computed based on the estimated book value of the entity to be acquired as of December 30, 2000 of $26,467,085 and an estimated maximum number of shares to be issued of 5,795,672 (which includes 5,302,313 shares to be issued at closing and up to 493,359 shares which may be issued for certain adjustments). The registration fee as to 4,695,672 shares was previously paid in connection with the filing of Registration No. 333-30050.

     This Registration Statement is being filed with respect to the registration of additional shares of the common stock, $1.00 par value per share, of SYSCO Corporation, a Delaware corporation ("SYSCO"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of SYSCO's earlier effective registration statement (Registration No. 333-30050) are incorporated in this Registration Statement by reference.

     The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston and State of Texas, on the 10th day of January, 2001.

                                   SYSCO CORPORATION

                                   By:    /s/Charles H. Cotros
                                      ------------------------------------------
                                            Charles H. Cotros
                                   Chairman and Chief Executive  Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

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SIGNATURE                                          TITLE                                        DATE

/s/Charles H. Cotros                               Chairman, Chief Executive Officer and        January 10, 2001
--------------------------------------------       Director (principal executive officer)
Charles H. Cotros

/s/John K. Stubblefield, Jr.                       Executive Vice President, Finance and        January 10, 2001
--------------------------------------------       Administration (principal financial and
John K. Stubblefield, Jr.                          accounting officer)

                 *                                 Director                                     January 10, 2001
--------------------------------------------
John W. Anderson

                 *                                 Director                                     January 10, 2001
--------------------------------------------
Colin G. Campbell

                 *                                 Director                                     January 10, 2001
--------------------------------------------
Judith B. Craven

                 *                                 Director                                     January 10, 2001
--------------------------------------------
Frank A. Godchaux III

                 *                                 Director                                     January 10, 2001
--------------------------------------------
Jonathan Golden


/s/Thomas E. Lankford                              Director                                     January 10, 2001
--------------------------------------------
Thomas E. Lankford

                 *                                 Director                                     January 10, 2001
--------------------------------------------
Richard G. Merrill

                 *                                 Director                                     January 10, 2001
--------------------------------------------
Frank H. Richardson

                 *                                 Director                                     January 10, 2001
--------------------------------------------
Richard J. Schnieders

                 *                                 Director                                     January 10, 2001
--------------------------------------------
Phyllis S. Sewell

                 *                                 Director                                     January 10, 2001
--------------------------------------------
John F. Woodhouse


*By:  /s/ Charles H. Cotros
      --------------------------------------
         Charles H. Cotros
         Attorney-in-Fact


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                                       3



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                                  EXHIBIT INDEX

Exhibits       Description
--------       -----------
5.1            Opinion of Arnall Golden & Gregory,  LLP with respect to legality of the securities to be registered

15.1           Letter re unaudited financial statement

23.1           Consent of Arthur Andersen LLP

23.2 Consent of Arnall Golden & Gregory, LLP (included in the opinion filed as Exhibit 5.1 to this Registration Statement)